                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Wild Oats Markets, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

                            Wild Oats Markets, Inc.
                                 1645 Broadway
                               Boulder, CO 80302

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 4, 1998

TO THE STOCKHOLDERS OF WILD OATS MARKETS, INC.:

    Notice Is Hereby Given that the Annual Meeting of Stockholders of Wild Oats Markets, Inc., a Delaware corporation (the "Company"), will be held on Monday, May 4, 1998 at 1:00 p.m. local time at the Boulder Public Library Auditorium, 1000 Canyon Boulevard, Boulder, Colorado for the following purposes:

1. To elect two directors to hold office until the Annual Meeting of Stockholders in the year 2001.

2. To amend the Wild Oats Markets, Inc. 1996 Equity Incentive Plan to increase by 825,000 shares the number of shares of Common Stock reserved for issuance under the Plan.

3. To ratify the selection of Price Waterhouse LLP as independent accountants of the Company for its fiscal year ending January 2, 1999.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on March 9, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                             By Order of the Board of Directors



                             Elizabeth C. Cook
                             Secretary

Boulder, Colorado
March 20, 1998

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

INVESTORS MAY REQUEST ADDITIONAL INFORMATION REGARDING WILD OATS MARKETS, INC., INCLUDING A COPY OF THE FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FREE OF CHARGE. PLEASE ADDRESS YOUR REQUEST TO: INVESTOR RELATIONS, WILD OATS MARKETS, INC., 1645 BROADWAY, BOULDER, COLORADO 80302.

                            WILD OATS MARKETS, INC.
                                 1645 BROADWAY
                               BOULDER, CO 80302

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

General
    The enclosed proxy is solicited on behalf of the Board of Directors of Wild Oats Markets, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 4, 1998 at 1:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Boulder Public Library Auditorium, 1000 Canyon Boulevard, Boulder, Colorado. The Company intends to mail this proxy statement and accompanying proxy card on or about April 1, 1998, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

    The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the $.001 par value common stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights And Outstanding Shares

    Only holders of record of Common Stock at the close of business on March 9, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 9, 1998 the Company had outstanding and entitled to vote 12,807,889 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability Of Proxies

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Wild Oats Markets, Inc., 1645 Broadway, Boulder, Colorado 80302, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

    The Company intends to hold its 1999 Annual Meeting on or around May 1, 1999. Thus, proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than December 1, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    During 1997, two directors resigned and the size of the Board was reduced from nine to seven members. The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 1998. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2001 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Certain shareholders have entered into an Amended and Restated Stockholders Agreement under which they have agreed under certain circumstances to vote their shares for the election of the nominee of Chase Venture Capital Associates, L.P. ("Chase") to the Board. Mr. Ferguson is the nominee of Chase.

    Directors are elected by a plurality of the votes in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

The names of the current directors of the Company, including the nominees for election, and certain information about them are set forth below:

Name                      Age               Principal Occupation/Position Held
                                            with the Company

John A. Shields           54                Chairman of the Board and Chairman
                                            of Homeland Stores, Inc.
David M. Chamberlain      54                Vice Chairman of the Board,
                                            President and CEO of L. Kee & Co.,
                                            Inc. and Chairman of Genesco, Inc.
Brian K. Devine           55                Chairman, President and Chief
                                            Executive Officer of Petco Animal
                                            Supplies, Inc.
David L. Ferguson         42                General Partner of Chase Capital
                                            Partners
James B. McElwee          45                General Partner of Weston Presidio
                                            Capital

Nominees for Election for a Three Year Term Expiring at the 2001 Annual Meeting

     John A. Shields has been Chairman of the Board of the Company since July 1996. Mr. Shields was a member of the Board of Directors of Alfalfa's, Inc. from June 1995 to July 1996. He has been Chairman of the Board of Homeland Stores, Inc. since October 1997. From January 1994 through December 1997, he was Chairman of the Board of Delray Farms Markets, a chain of produce, meat and deli markets. From 1983 until 1993, Mr. Shields was President and Chief Executive Officer of First National Supermarkets. He is currently a director of DIY Home Warehouse, Inc., Homeland Stores, Inc., Delray Farms Markets Inc. and Shore Bank and Trust Company.

     Brian K. Devine has been a Director of the Company since October 1997. Mr. Devine is Chairman, President and Chief Executive Officer of Petco Animal Supplies, Inc., and has been with Petco since August 1990. Prior to joining Petco, Mr. Devine was President of Krause's Sofa Factory, a furniture retailer and manufacturer, from 1988 to 1989. From 1970 to 1988, Mr. Devine held several positions with Toys "R" Us, including Senior Vice President, Director of Stores.

                       The Board Of Directors Recommends
                    A Vote In Favor Of Each Named Nominee.

         Directors Continuing in Office until the 1999 Annual Meeting

     Elizabeth C. Cook co-founded the Company, is currently Executive Vice President, was the General Counsel from October 1987 to July 1997, and has been Secretary and a Director of the Company since its inception in October 1987. Prior to that, from 1983 to 1987, Ms. Cook was tax counsel on staff with the Atlantic Richfield Company.

     David L. Ferguson has been a Director of the Company since November 1994 and has been a general partner of Chase Capital Partners (the general partner of Chase) since 1989. Prior to joining Chase Capital Partners, he was a member of the mergers and acquisitions groups of Prudential Securities, Inc. from 1987 to 1989 and Bankers Trust New York Corporation from 1985 to 1987. Mr. Ferguson currently serves as a director of Guitar Center, Inc.

     James B. McElwee has been a Director of the Company since July 1993. Since November 1992, Mr. McElwee has been a general partner of Weston Presidio Capital (the general partner of Weston Presidio Offshore Capital C.V. "Weston"). From July 1979 until November 1992, he was Senior Vice President and a Managing Director of the Security Pacific Venture Capital Group.

         Directors Continuing in Office until the 2000 Annual Meeting

     Michael C. Gilliland co-founded the Company and has been the Chief Executive Officer and a Director of the Company since its inception in October 1987. Mr. Gilliland also served as its President and Chairman of the Board from inception until July 1996. Prior to forming the Company in 1987, Mr. Gilliland was involved in several entrepreneurial ventures.

     David M. Chamberlain has been the Vice Chairman of the Board of the Company since July 1996 and a Director of the Company since July 1994. Mr. Chamberlain has been President and Chief Executive Officer of L. Kee & Co., Inc., a home textiles company, since March 1998. Mr. Chamberlain held the positions of President and CEO of Genesco, Inc., a shoe wholesaler/retailer company, from October 1994 through January 1997, and is currently its Chairman of the Board. From May 1993 to October 1994, Mr. Chamberlain was a principal of Consumer Focus Partners, a private investment firm. Prior to that, from October 1983 until May 1994, he was with Shaklee Corp., a nutritional products company, serving as President and Chief Executive Officer from December 1985 to May 1992 and as Chairman thereafter. From 1969 to 1983, Mr. Chamberlain held various general management and marketing positions with Nabisco Brands, Inc. and the Quaker Oats Company.

Board Committees And Meetings

During the fiscal year ended December 27, 1997 the Board of Directors held 9 meetings (including 5 telephonic meetings). The Board has an Audit Committee, a Compensation Committee, and a Real Estate Committee. The Audit Committee held 4 meetings and the Compensation Committee held 4 meetings during the fiscal year ended December 27, 1997.

The Audit Committee consists of David L. Ferguson and John A. Shields. The Audit Committee makes recommendations to the Board regarding the selection of independent accountants, reviews the results and scope of the audit and other services provided by the Company's independent certified public accountants and reviews the Company's financial statement for each quarterly period.

The Compensation Committee consists of David M. Chamberlain, Brian K. Devine, and James B. McElwee. The Compensation Committee administers the Company's compensation program and makes recommendations to the Board concerning salaries and incentive compensation for employees and consultants of the Company. See "Executive Compensation Report of The Compensation Committee".

During the fiscal year ended December 27, 1997, all directors attended at least 75% of the meetings of the Board and each committee of the Board on which the directors served held during the period for which they were a director.

                                  Proposal 2

      Amendment to the Wild Oats Markets, Inc. 1996 Equity Incentive Plan to Increase the Number of Shares of Common Stock Reserved For Issuance

In August 1996 the Company adopted the Wild Oats Markets, Inc. 1996 Equity Incentive Plan (the "Plan"), under which the Company may, from time to time, issue options exercisable for shares of the Common Stock, stock bonuses and rights to purchase restricted Common Stock. At the time of adoption of the Plan, 1,235,147 shares (on a post-split basis adjusted for stock splits in January 1998 and October 1996) of the Common Stock were reserved for issuance under the Plan. As of March 9, 1998, options exercisable for 1,159,859 shares of stock have been granted by the Company, leaving a remaining pool of 75,287 shares available for future grant, assuming all outstanding options are exercised before their expiration or termination. The Board of Directors has adopted an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance by 825,000 shares. Adoption of such amendment also requires stockholder approval.

Plan Description

The Plan provides for the grant of non-qualified stock options, incentive stock options, restricted stock and stock bonuses to employees and members of the Board of Directors. Awards under the Plan are granted at the discretion of the Board to reward past performance by employees and members of the Board, as an incentive for future performance, and to recruit and retain qualified personnel. As of March 9, 1998, a maximum of 1,159,859 shares are subject to grants of options currently outstanding or exercised under the Plan; with the adoption of the amendment proposed, 900,297 shares would be available for future grants.
The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the Common Stock. Shares of Common Stock covered by unexercised stock options that expire, terminate or are canceled are available for option or grant under the Plan.

The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee must be structured at all times so that it satisfies the "non-employee director" requirement of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and the similar requirement of Section 162(m) of the Code. The Committee has the sole discretion to determine the employees to whom awards may be granted under the Plan and the manner in which such awards will vest. Options are granted by the Committee to employees in such numbers and at such times during the term of the Plan as the Committee shall determine. If this amendment is adopted, no person shall be entitled to receive grants exercisable for more than 266,025 shares (adjusted for stock splits) of Common Stock in any calendar year. In granting options, the Committee will take into account such factors as it may deem relevant in order to accomplish the Plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees and their present and potential contributions to the Company's success.

Stock options issued under the Plan generally vest over a 5 year period and generally expire after 10 years. Options generally terminate 30 days after the resignation of the holder, or immediately upon a termination for cause. The Committee determines the exercise price for each option; however, incentive stock options must have an exercise price that is at least equal to the fair market value of the Common Stock on the date the option is granted (determined by the closing price of the Common Stock on the Nasdaq Stock Market), and nonqualified stock options must have an exercise price of at least 85% of fair market value. An option holder may exercise an option by written notice and payment of the exercise price in (i) cash or certified funds, (ii) by the surrender of a number of shares of Common Stock already owned by the option holder with a fair market value equal to the exercise price, or (iii) through a broker's transaction by directing the broker to sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the Common Stock to be received upon exercise of the option. Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution.

Options granted to employees under the Plan are treated for tax purposes as incentive stock options, and options granted to non-employee directors are treated for tax purposes as non-qualified options. When an incentive stock option is granted, there are no income tax consequences for the option holder or the Company. When an incentive option is exercised, the option holder does not recognize income and the Company does not receive a deduction. If the option holder makes a disqualifying disposition of the Common Stock, the Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price and the Company is entitled to a tax deduction equal to this amount. If the sale of the Common Stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act ("Section 16(b)"), the option holder will recognize compensation income equal to the excess of (i) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the Common Stock without Section 16(b) liability over (ii) the exercise price. The option holder can make an election under Section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding.

The future benefits or amounts that will be received by executive officers and employees under the Plan are not determinable. The Company granted incentive and non-qualified options exercisable for 295,479 shares of Common Stock under the Plan in fiscal 1997.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to adopt the amendment to the Plan.

                       The Board of Directors Recommends
                        A Vote In Favor Of Proposal 2.

                                  Proposal 3

             Ratification Of Selection Of Independent Accountants

The Board of Directors has selected Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending January 2, 1999 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Price Waterhouse LLP has audited the Company's financial statements since 1991. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP.

                       The Board Of Directors Recommends
                        A Vote In Favor Of Proposal 3.

                             Security Ownership Of
                   Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 9, 1998 by: (i) each nominee for director; (ii) the executive officers named in the Summary Compensation Table;
(iii) each director; (iv) all executive officers and directors of the Company as a group; and (v) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. All share amounts have been adjusted for a 3-for-2 split of the Common Stock in January 1998.


                                            Number
                                          of Shares            Percent
                                         Beneficially        Beneficially
Name of Beneficial Owner                  Owned (1)            Owned (2)
------------------------                 ------------        ------------

Michael C. Gilliland (3)                  2,082,363              16.3
Wild Oats Markets, Inc.
1645 Broadway
Boulder, CO  80302

Elizabeth C. Cook (4)                     2,082,363              16.3
Wild Oats Markets, Inc.
1645 Broadway
Boulder, CO  80302

Chase Capital Partners (5)                1,870,629              14.6
380 Madison Avenue, 12th Floor
New York, NY  10017

David L. Ferguson (5)                     1,886,377              14.7

James B. McElwee (6)                        183,712               1.4

John A. Shields (7)                          70,212               *

David M. Chamberlain (8)                     43,202               *

Brian K. Devine (9)                           2,499               *

James W. Lee (10)                            22,101               *

Mary Beth Lewis (11)                         34,770               *

Freya R. Brier (12)                           3,937               *

All executive officers and directors
as a group (14 persons) (13)              4,329,173              33.8

______________
*    Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of March 9, 1998, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Share amounts include adjustment for a 3-for-2 stock split effected by the Company in January 1998.
(2) Percentage of ownership is based on 12,807,889 shares of Common Stock outstanding as of March 9, 1998.
(3) Consists of 605,452 shares held by Mr. Gilliland, 25,450 shares subject to stock options that are exercisable within 60 days of March 9, 1998, 605,452 shares held by Elizabeth C. Cook, Mr. Gilliland's spouse, 6,210 shares held jointly by Mr. Gilliland and Ms. Cook, 18,750 shares held by the Michael C. Gilliland 1997 Charitable Remainder Trust, 18,750 shares held by the Elizabeth C. Cook 1997 Charitable Remainder Trust, 37,500 shares held by the Wild Oats Community Foundation, 10,290 shares held by the Ian Patrick Gilliland 1993 Trust, 744,219 shares held by the Gilliland/Cook Family Investments, L.P. and 10,290 shares held by the Stella Elizabeth Gilliland 1993 Trust. Mr. Gilliland disclaims beneficial ownership to the 821,049 shares held by the trusts (other than the Michael C. Gilliland 1997 Charitable Remainder Trust) and Foundation.

(4)  Consists of 605,452 shares held by Ms. Cook, 605,542 shares held by Michael
     C. Gilliland, Ms. Cook's spouse, 25,450 shares subject to stock options that are exercisable within 60 days of March 9, 1998 held by Mr. Gilliland, 6,210 shares held jointly by Ms. Cook and Mr. Gilliland, 18,750 shares held by the Michael C. Gilliland 1997 Charitable Remainder Trust, 18,750 shares held by the Elizabeth C. Cook 1997 Charitable Remainder Trust, 37,500 shares held by the Wild Oats Community Foundation, 10,290 shares held by the Ian Patrick Gilliland 1993 Trust, 744,219 shares held by the Gilliland/Cook Family Investments, L.P. and 10,290 shares held by the Stella Elizabeth Gilliland 1993 Trust. Ms. Cook disclaims beneficial ownership of the 821,049 shares held by the trusts (other than the Elizabeth C. Cook 1997 Charitable Remainder Trust) and Foundation.
(5) Consists of 1,870,629 shares held of record by Chase Venture Capital Associates, L.P., a California limited partner ("CVCA"), 12,000 shares held by Mr. Ferguson and 3,748 shares subject to stock options that are exercisable within 60 days of March 9, 1998 held by Mr. Ferguson. The general partner of CVCA is Chase Capital Partners, a New York general partner ("CCP"), of which Mr. Ferguson is one of several general partners. Mr. Ferguson disclaims beneficial ownership of the shares owned by CVCA except to the extent of his pecuniary interests therein arising from his general partnership interest therein. Certain stockholders have entered into a Stockholders Agreement under which they have agreed, in certain circumstances, to vote for the nominee of Chase for election to the Board. See "Certain Transactions." Chase disclaims beneficial ownership of the shares voted in favor of its nominee, David Ferguson.
(6) Consists of 179,964 shares held by Weston and 3,748 shares subject to stock options that are exercisable within 60 days of March 9, 1998, held by Mr. McElwee. Mr. McElwee is a general partner of Weston Presidio Capital, the general partner of Weston. Mr. McElwee disclaims beneficial ownership of the shares held by Weston except to the extent of his pecuniary interest therein arising from his general partnership interest therein.
(7) Consists of 48,795 shares and 21,417 shares subject to stock options that are exercisable within 60 days of March 9, 1998 held by Mr. Shields.
(8) Consists of 20,428 shares held by Mr. Chamberlain, 900 shares held by Mr. Chamberlain as custodian for Pamela Chamberlain, 900 shares held by Mr. Chamberlain as custodian for Kathryn Chamberlain and 20,974 shares subject to stock options that are exercisable within 60 days of March 9, 1998.
(9) Consists of 2,499 shares subject to stock options that are exercisable within 60 days of March 9, 1998 held by Mr. Devine.
(10) Consists of 1,149 shares and 20,952 shares subject to stock options that are exercisable within 60 days of March 9, 1998 held by Mr. Lee.
(11) Consists of 918 shares and 33,852 shares subject to stock options exercisable within 60 days of March 9, 1998 held by Ms. Lewis.
(12) Consists of 638 shares and 3,299 shares subject to stock options that are exercisable within 60 days of March 9, 1998 held by Ms. Brier.
(13) Includes shares included pursuant to Notes 3 through 12, and includes 750 shares held by John E. Lauderbach and 428 shares subject to stock options that are exercisable within 60 days of March 9, 1998 held by certain officers.

Compliance With Section 16(A) Of The Securities Exchange Act Of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. All such reports required to be filed during the fiscal year ended December 27, 1997, were timely filed.

                            Executive Compensation

Executive Officers

The following table sets forth certain information concerning the Executive Officers of the Company as of March 9, 1998:

Name                        Age                       Position

Michael C. Gilliland (1)    39               Chief Executive Officer
James W. Lee                47               President and Chief Operating
                                             Officer
Elizabeth C. Cook (1)       38               Executive Vice President
                                             and Secretary
Mary Beth Lewis             40               Vice President of Finance,
                                             Treasurer and Chief Financial
                                             Officer
Freya R. Brier              40               Vice President of Legal and
                                             General Counsel
Ronald J. Feldman           50               Vice President of Real Estate
John E. Lauderbach          47               Vice President of Information
                                             Technology
John R. Weber               51               Vice President of Marketing
                                             and Purchasing
Peter F. Williams           40               Vice President of Human Resources
____________________
(1) Mr. Gilliland and Ms. Cook are husband and wife. See "Proposal 1 - Election of Directors" for the biographies of Mr. Gilliland and Ms. Cook.

     James W. Lee joined the Company as its Chief Operating Officer in September 1996, and was appointed as President in February 1997. Mr. Lee was Group Vice President, Store Operations ( Central Division of Ralphs Grocery Company ("Ralphs") from February 1993 to September 1996. He was also Group Vice President, Store Operations ( Southern Division from February 1991 to January 1993 and Vice President, Store Operations ( Northern Division from February 1988 to January 1991 with Ralphs.

     Mary Beth Lewis joined the Company as Chief Financial Officer and Treasurer in September 1992 and has been Vice President of Finance since July 1997. From August 1986 until August 1992, Ms. Lewis worked for Price Waterhouse LLP, most recently as an audit manager. Ms. Lewis is a Certified Public Accountant.

     Freya R. Brier joined the Company as General Counsel in December 1996 and has been Vice President of Legal since July 1997. Ms. Brier was Corporate Counsel for Synergen, Inc. from January 1993 through January 1995, and a legal consultant to Amgen, Inc. from February 1995 to November 1996. Prior to joining Synergen, Ms. Brier was a partner with the Denver law firm of Holme Roberts & Owen LLP.

     Ronald J. Feldman joined the Company as Vice President of Real Estate in October 1997. From 1994 to September 1997, Mr. Feldman was Vice President of Real Estate Development for Quizno's Corporation. From 1991 to 1994, Mr. Feldman was Vice President, Restaurant Services of Retail One.

     John E. Lauderbach joined the Company as Vice President of Information Technology in August 1997. From 1974 to 1997, Mr. Lauderbach was with Wolohan Lumber Co., serving most recently as Director of Management Information Systems from 1992 to July 1997.

     John R. Weber joined the Company as Vice President of Marketing and Purchasing in March 1998. From 1964 to 1998, Mr. Weber was with The Vons Companies, Inc., serving most recently as Vice President, Procurement Support, Category Management and ECR from 1995 to 1998 and Vice President of Manufacturing from 1993 to 1995.

     Peter F. Williams joined the Company as Vice President of Human Resources in May 1997. From 1992 to 1997, Mr. Williams was with Boston Chicken, Inc., serving most recently as Senior Director of Human Resources from 1993 to April 1997.

Compensation Of Directors

Each of the Company's non-employee directors is entitled to be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at each regular or special meeting of the Board of Directors, and receives $2,000 per meeting attended by such director. No compensation is given for telephonic meetings. John A. Shields, Chairman of the Board, receives $1,000 per month as additional compensation for his participation on the Board. In addition, for their participation on the Board in fiscal 1997, the Compensation Committee approved the following grants of non-qualified options exercisable for shares of the Common Stock under the Plan (adjusted for a 3-for-2 split in January 1998):
Mr. Shields 1,598 shares, Mr. Chamberlain 8,919 shares, Mr. Ferguson 15,000 shares, Mr. McElwee 15,000 shares and Mr. Devine 15,000 shares.

Compensation Of Executive Officers

The following table sets forth, for the fiscal year ended December 27, 1997, certain compensation, including salary, bonuses, stock options and certain other compensation, awarded or paid to, or earned by, the Company's Chief Executive Officer and its four other most highly compensated executive officers whose salary and bonus exceeded $100,000 (the "Named Executive Officers").


                          Summary Compensation Table

                                                                                          Long-Term
                                                           Annual Compensation           Compensation
                                                           -------------------           ------------
                                                                                     Securities Underlying        All Other
Name and Principal Position             Year          Salary ($)         Bonus ($)     Options (#)(1)          Compensation ($)(2)
---------------------------             ----          ----------         ---------   ----------------------    -------------------
Michael C. Gilliland                    1997           263,030               -              52,957                    4,782
Chief Executive Officer                 1996           151,922               -              39,905                    3,760
                                        1995           148,936               -                 -                      3,772

James W. Lee (3)                        1997           256,796             60,000           35,490                    3,117
President and Chief                     1996            51,687             25,000           45,225                    1,298
Operating Officer

Elizabeth C. Cook                       1997           182,521               -                 -                      1,130
Executive Vice President                1996           152,922               -                 -                      3,616
and Secretary                           1995           144,631               -                 -                      3,616

Mary Beth Lewis                         1997           131,653            20,000            35,195                    2,804
Vice President of Finance,              1996           106,431               -              18,623                      976
Treasurer and Chief Financial           1995            90,174               -                 -                        -
Officer

Freya R. Brier (4)                      1997           110,668             7,000               430                    1,816
Vice President of Legal                 1996            10,551               -              10,641                       96
and General Counsel

(1)  Adjusted for a 3-for-2 stock split in January 1998.
(2) Represents the Company's matching contribution to the Named Executive's account under the Company's 401(k) plan.
(3) Mr. Lee joined the Company in September 1996, and so has no reportable compensation for 1995 and a partial year of reportable compensation for 1996.
(4) Ms. Brier joined the Company in December 1996, and so has no reportable compensation for 1995 and a partial year of reportable compensation for 1996.

                             Option Grants in 1997

The following table sets forth for the Named Executive Officers certain information regarding options granted for the year ended December 27, 1997:

                                                 Percent of                                  Potential Realizable
                                                 Total                                            Value at
                                 Number of       Options                                       Assumed Annual
                                 Securities      Granted to                                  Rates of Stock price
                                 Underlying      Employees       Exercise                       Appreciation
                                 Options         in 1997          Price       Expiration     For Option Term (3)
Name                             Granted (#)     (%)(1)(2)      ($/Share)        Date        5% ($)       10% ($)
----                             -----------     ---------      ---------     ----------     --------------------
Michael C. Gilliland              35,097           17.9          11.00         5/1/07        242,795      615,291
                                  17,860                         24.00        12/25/07       269,569      683,142

James W. Lee                      29,775           12.0          11.00         5/1/07        205,979      521,990
                                   5,715                         24.00        12/25/07        86,259      218,598

Elizabeth C. Cook                      -            -             -              -              -            -

Mary Beth Lewis                   33,765           11.9          11.00         5/1/07        233,581      591,940
                                   1,430                         24.00        12/25/07       21,584        54,697

Freya R. Brier                       430            *            24.00        12/25/07        6,490        16,447

___________________
(1) Based on options exercisable for 295,479 shares of Common Stock granted to employees in fiscal 1997.
(2) Aggregate percentage based on all options granted to the named individual in fiscal 1997.
(3) The potential realizable value is based on the term of the option at its time of grant (10 years in the case of these options). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The percentage rates of appreciation shown are for disclosure purposes only, and may not reflect actual stock performance.

*  Less than one percent of options granted.

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

The following table sets forth for the Named Executive Officers the fiscal year-end number and value of unexercised options: No options were exercised during the fiscal year by the Named Executive Officers.

                                                      Value of Unexercised
                       Number of Unexercised         In-the-Money Options at
                            Options at                     December 27,
                         December 27, 1997                   1997 ($)
                           Exercisable/                     Exercisable/
Name                      Unexercisable                   Unexercisable (1)
----                      -------------                   -----------------

Michael C. Gilliland     15,543/77,319                   153,947/359,231
James W. Lee             12,449/68,266                   145,395/436,198
Elizabeth C. Cook              -                                -
Mary Beth Lewis          25,696/50,735                   430,023/208,388
Freya R. Brier            2,746/8,325                     34,208/102,636

____________________
(1) Based on the fair market value of the Common Stock as of December 27, 1997 as reported on the Nasdaq Stock Market, minus the exercise price, multiplied by the number of shares underlying the option.

                             Employment Agreements

The Company entered into employment agreements with Mr. Gilliland and Ms. Cook (each an "Executive") on July 12, 1996 (the Employment Agreements"). The Employment Agreements provide that each Executive will be entitled to: (i) receive a base salary of $150,000, subject to increase as determined by the Compensation Committee; (ii) participate in a cash bonus and stock option program, with terms and related performance criteria to be determined by the Compensation Committee; (iii) participate in any other employee benefit programs for which the Company's senior executives are eligible; and (iv) receive four weeks of paid vacation per year. The Employment Agreement with Mr. Gilliland has a two year term and the Employment Agreement with Ms. Cook has a one year term, both subject to automatic one year renewal periods, unless terminated:
(i) by reason of the Executive's death or disability; (ii) with or without cause, as defined in the Employment Agreements and as determined by the Company's Board of Directors; or (iii) by the Executive's written resignation. Upon termination of his Employment Agreement, for any reason during the initial term, and by the Company without cause or by the Executive for a material breach by the Company during any subsequent renewal period, Mr. Gilliland will be entitled to receive his then effective annual base salary rate and health insurance benefits for three years and Ms. Cook will be entitled to receive her then effective annual base salary rate and health insurance benefits for one year. Each Employment Agreement also contains a non-compete provision which prohibits the Executive from rendering services to any supermarket, food store or retailer of health and beauty aids located within ten miles of a Company store or soliciting any of the Company's employees to leave the Company during the term of the agreement or after the agreement is terminated, for three years in the case of Mr. Gilliland and for two years in the case of Ms. Cook. The Board authorized an amendment to Mr. Gilliland's agreement to increase his salary to $250,000 effective May 2, 1997.

The Company entered into an employment agreement with Mr. Lee on October 1, 1996. Mr. Lee's employment agreement provides for (i) base salary of $225,000, subject to increase as determined by the Company's Board of Directors; (ii) a car to be provided by the Company, including reimbursement for related automobile expenses; (iii) an annual bonus of up to 50% of his base salary, based on the Company achieving certain earnings targets; (iv) the Company to pay all expenses related to medical and dental insurance coverage; and (v) four weeks paid vacation per year. Mr. Lee's employment agreement has a one year term and is subject to extension by the Company for an additional year. Mr. Lee's employment is subject to termination upon (i) his death or permanent disability; (ii) his voluntary resignation; (iii) his discharge for cause; or
(iv) 30 days after written notice by the Company. If the Company elects to terminate Mr. Lee's employment without cause during the term of the agreement, it will be obligated to pay him one year's salary. Mr. Lee's employment agreement also includes non-competition and confidentiality obligations. Mr. Lee's agreement was amended effective May 2, 1997, to increase his salary to $235,000, and to extend the term thereof to October 1, 1998.

The Company has an agreement with Mary Beth Lewis, the Company's Chief Financial Officer, that provides, effective May 2, 1997, for (i) a base salary of $135,000 and (ii) an annual bonus of up to 20% of her salary, based in part on the Company achieving certain financial targets and in part on Ms. Lewis meeting certain performance goals set by the Board. Ms. Lewis' agreement has a one-year term and provides that if the Company terminates her without cause, it will be obligated to pay her one year's salary. In October 1997, Ms. Lewis' base salary was increased by the Board to $150,000. Ms. Lewis' agreement with the Company has similar non-competition, confidentiality and termination terms to those described above.

                     Report of the Compensation Committee
                           of the Board of Directors

Until 1996, the Board of Directors (the "Board") of the Company was responsible for establishing the Company's compensation programs for all executive officers. Beginning in 1996, the Board delegated to the Compensation Committee (the "Committee") of the Board the authority to establish and administer the Company's compensation programs. The Committee is currently composed of three non-employee directors: Messrs. Chamberlain, Devine, and McElwee. The Committee is responsible for setting and administering the policies which govern executive salaries, bonuses (if any) and stock ownership programs. The Committee annually evaluates the performance and determines the compensation of the Chief Executive Officer (the "CEO") and the other executive officers of the Company, based upon a mix of the achievement of corporate goals, individual performance and comparisons with other independent grocer and other retail companies.

The policies of the Company with respect to compensation of executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the Committee adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options, to emphasize the link between executive incentives and the creation of stockholder value as measured by the equity markets. In general for 1997, the salaries, bonuses and stock option awards of executive officers were linked to the Company's achievement of corporate performance criteria with respect to public company matters and Company growth. Cash bonuses of $115,000 and merit grants of stock options exercisable for 27,150 shares of Common Stock were awarded by the Board to executive officers in 1997. In 1997, the base salaries of the President, CEO and Chief Financial Officer were supplemented by awards under the Plan to provide long-term incentives. Each of these components is discussed in turn below.

Base Salary

Base salaries for all executive officers of the Company were established at or below the mid-point of the range for companies included in the compensation surveys considered by the Committee,. Surveys considered include industry surveys prepared by retail trade organizations in the grocery industry, regional compensation surveys for Colorado, where the Company's headquarters are located, and surveys of compensation levels disclosed in comparable companies' proxy disclosures on management compensation. In establishing such salaries, the Committee also considers each officer's level of industry experience, individual achievement and overall contribution to the achievement of corporate objectives.

Bonuses

In fiscal 1997, $115,000 in cash bonuses were awarded to executive officers of the Company, and merit grants of incentive stock options under the Plan, exercisable for an aggregate of 27,150 shares of Common Stock, were awarded. The Company also implemented a bonus plan in 1997 pursuant to which, commencing in 1998, staff members in the Company's corporate headquarters (which may include certain of the executive officers who do not have bonus arrangements as set forth in employment agreements) may receive a bonus if the Company's overall performance expectations for 1998 are met. Under the terms of this plan, a bonus amount equal to a certain percentage of the corporate headquarters' aggregate payroll will be set aside for distribution to staff members in proportions based upon evaluations by their supervisors.

Equity Incentive Plan

The Plan has been established to provide all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. Periodic grants of stock options are generally made to managerial-level and other eligible employees. Subsequent to the adoption of the Company's 1996 Equity Incentive Plan, these grants have been reviewed by the Compensation Committee on a quarterly basis. As the base salaries for executive officers of the Company historically have been below the mid-point of the range for comparable companies, the Company has used stock options as the primary incentive to attract and retain its executive officers who are not significant stockholders of the Company. In awarding stock options, the Board considers individual performance and overall contribution to the Company and also considers the number of unvested stock options held by the officer and the total number of stock options available to be awarded under the Plan. The Committee also considers the stock option practices of a self-selected group of other independent grocer and other retail companies. After considering the criteria relating to awarding stock options, the Board determined that seven executive officers would receive additional option grants in the fiscal year ended December 27, 1997. Incentive stock options exercisable for a total of 40,634 shares and non-qualified options exercisable for a total of 83,008 shares were granted to executive officers in 1997. Stock options granted under the Plan generally have a five-year vesting schedule and generally expire ten years from the date of grant. The exercise price of options granted under the Plan was 100% of fair market value of the underlying stock on the date of grant for all officers who were granted options during fiscal 1997.

CEO Compensation

Mr. Gilliland's base salary and grants of stock options were determined in accordance with the criteria described above and set forth in the Employment Agreement between Mr. Gilliland and the Company. On May 2, 1997 the base salary of Mr. Gilliland was set at an annual rate of $250,000, retroactive to January 1, 1997, an increase from his base salary of $150,000 in 1996. In setting such salary level, the Committee considered appropriate formal salary surveys for the chief executive officers of independent grocers and other retail companies, as well as informal surveys of management compensation contained in proxy disclosures of comparably-sized retail companies. In 1997 Mr. Gilliland's salary was set at the mid-point of the range for such companies, reflecting the Company's size and stage of development in relation to such companies and the Committee's desire to conserve the Company's financial resources. Mr. Gilliland was also awarded additional stock options during 1997, in part to supplement his base salary, and in part as a merit grant for meeting performance objectives. The Compensation Committee determined that Mr. Gilliland met all performance objectives set for 1997.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Options granted pursuant to the Company's Equity Incentive Plan are intended to satisfy the requirements for the "performance-based compensation" exemption. As a result, the Board believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. The Board has not yet established a policy for determining whether forms of incentive compensation, other than stock options, awarded to its Named Executive Officers will be designed to qualify as "performance-based compensation." The Board will continue to evaluate the effects of the statute and to comply with Code section 162(m) in the future to the extent consistent with the best interests of the Company.

                            COMPENSATION COMMITTEE

                             David M. Chamberlain
                                Brian K. Devine
                               James B. McElwee

         Compensation Committee Interlocks and  Insider Participation

Messrs. Chamberlain, Devine and McElwee currently serve as members of the Compensation Committee. During fiscal 1997, the Compensation Committee was comprised of Messrs. Chamberlain and McElwee and John Shields, David Ferguson and Laird Koldyke (Mr. Koldyke resigned from the Board in 1997). Mr. McElwee is
a general partner of Weston Presidio Capital.   Mr. Ferguson is a general
partner of Chase.   See "Certain Transactions" for a description of certain
transactions involving these entities. Compensation of Messrs. Shields, Chamberlain, Devine, Ferguson and McElwee is determined by the entire Board of Directors with a view to attracting and retaining talented individuals to serve as directors.

Performance Chart

     The following graph sets forth the stock price performance of the Company's common stock for the period beginning October 22, 1996, the date of the Company's initial public offering, and ending December 27, 1997, as contrasted with the NASDAQ Stock Market-US Index and the S&P Retail (Food Chains) Index. The graph assumes $100 was invested at the beginning of the period and any dividends paid during the period were reinvested.



                                          Cumulative Total Return
                                   --------------------------------------
                                   10/23/96         12/96           12/97

WILD OATS MKTS INC          OAT      100              74             144
MASDAQ STOCK MARKET(U.S.)  INAS      100             105             129
S&P RETAIL(FOOD CHAINS)    IRSF      100              95             125


                             Certain Transactions

In July 1996, the Company entered into a Stockholders' Agreement by and among the Company and certain investors (the "Stockholders' Agreement"), as amended and restated effective October 22, 1996, and a Registration Rights Agreement by and among the Company and certain investors (the "Registration Rights Agreement"). The Stockholders' Agreement provides, among other things, that the holders of 5,452,630 shares of Common Stock (adjusted for a 3-for-2 split in January 1997) have agreed that, under certain circumstances, they will vote their shares in favor of electing the nominee of Chase to the Board of Directors.

The Registration Rights Agreement provides that the holders of 5,470,900 outstanding shares of Common Stock (adjusted for a 3-for-2 split in January
1997) (the "Registrable Securities") have the right to require the Company to file up to two registration statements on Form S-3 per formerly outstanding series of preferred stock, subject to underwriter cutback. The Company is obligated to pay the expenses associated with the registration of the Registrable Securities pursuant to the Registration Rights Agreement. In December 1997, pursuant to the Registration Rights Agreement, Mr. Gilliland and Ms. Cook each sold 55,000 shares of Common Stock pursuant to a Form S-3 registration statement filed by the Company, which covered an aggregate of 1,380,188 shares of Common Stock.

Mr. Gilliland and Ms. Cook each own part interests in Pretty Good Groceries, Inc., a Colorado company ("PGG"), which operates two grocery stores in Boulder, Colorado. In December 1997, the Company sold the assets of (including inventory) and granted a sublease interest in its Vail, Colorado store to a limited liability company in which PGG is a 50% member. The other member is unaffiliated with the Company. The purchase price for the assets and inventory of the Vail store was determined by the Company's Chief Financial Officer and was equal to the net book value of equipment and fixtures and the actual wholesale cost of the inventory at the time of sale. The purchase price of $326,078.15 was payable $107,678.15 in cash at closing and $218,400 was evidenced by a promissory note from the purchaser, with interest accrued thereon at 8.5% and payable on or before 5 years after the date thereof. The promissory note was paid in full in January 1998. PGG purchases certain items through the Company's volume discount programs with its distributors, for which PGG pays the Company the cost of such items on a monthly basis. The Company does not receive any profit from the purchase of such items by PGG.

Mr. Gilliland and Ms. Cook have employment agreements with the Company. See "Executive Compensation ( Employment Agreements."

                                 Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                 By Order of the Board of Directors



                                 Elizabeth C. Cook
                                 Secretary

March 20, 1998

PROXY
                            WILD OATS MARKETS, INC.
                                  COMMON STOCK

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Michael C. Gilliland and John Shields, or either one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting (the "Annual Meeting") of stockholders of Wild Oats Markets, Inc. (the "Company") to be held on May 4, 1998 and at any adjournments or postponements thereof, and to vote thereat all the shares of Common Stock of the Company held of record by the undersigned at the close of business on March 9, 1998 with all the power that the undersigned would possess if personally present, as designated on the reverse side.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE LISTED NOMINEES AND APPROVAL OF PROPOSALS 1, 2 AND 3. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATIONS.

  THIS PROXY REVOKES ALL PROXIES WITH RESPECT TO THE ANNUAL MEETING AND MAY BE REVOKED PRIOR TO EXERCISE. RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT RELATING TO THE ANNUAL MEETING IS HEREBY ACKNOWLEDGED.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                                              PLEASE MARK YOUR VOTES AS THIS [X]

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

 1. ELECTION OF DIRECTORS

 FOR ALL     WITHHOLD      NOMINEES: JOHN A. SHIELDS AND BRIAN K. DEVINE
NOMINEES    AUTHORITY
 LISTED    TO VOTE FOR     (Instructions: To withhold authority for any
 TO THE        ALL         individual nominee, strike a line through the
  RIGHT      NOMINEES      nominee's name listed above.)
   [_]      LISTED TO
            THE RIGHT
               [_]

  In their direction, the named proxies may vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  PROPOSAL NO. 2: Amendment to 1996         FOR  AGAINST  ABSTAIN
Equity Incentive Plan: Approval of an
amendment to increase by 825,000 shares     [_]     [_]      [_]
the number of shares of Company common
stock reserved for issuance under the
Company's 1996 Equity Incentive Plan.

  PROPOSAL NO. 3: Ratification of the       FOR  AGAINST  ABSTAIN
selection of auditors: Approval of the
appointment of Price Waterhouse, LLP as     [_]     [_]      [_]
independent accountants to audit the
financial statements of the Company for
the fiscal year ending January 2, 1999.

                                TO VOTE IN ACCORDANCE WITH THE BOARD OF DIREC-TORS' RECOMMENDATIONS, MERELY SIGN BELOW, NO BOXES NEED TO BE CHECKED.

                                PLEASE SIGN EXACTLY AS NAME APPEARS TO THE
                                LEFT. WHEN SHARES ARE HELD JOINTLY, EACH
                                SHOULD SIGN. WHEN SIGNING AS ATTORNEY,
                                EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                SIGNATURE(S) __________________________________
                                DATE __________________________________________

                                NOTE: PLEASE SIGN AS NAME APPEARS HEREON.
                                JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.